PRESS RELEASE

          EMPIRE OF CAROLINA, INC. FILES CHAPTER 11 BANKRUPTCY PETITION

Delray Beach, Florida----November 17, 2000--Empire of Carolina, Inc. (AMEX:
EMP), and Empire Industries, Inc., its wholly-owned subsidiary, announced today that they have filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code. The filings took place in the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division.

Empire will remain in possession of its assets and properties, and its business and affairs will continue to be managed by Empire's directors and officers, subject in each case to the discretion and supervision of the Bankruptcy Court.

This release contains certain forward-looking statements and information that are based on management's beliefs, as well as assumptions made by and information currently available to management, including management's plans and objectives. Such statements are subject to various risks and uncertainties. The Company's liquidity, capital resources, and results of operations may be affected from time to time by a number of factors and risks, including, but not limited to, the factors described in the Company's filings with the Securities and Exchange Commission; the ability of the Company to arrange debtor-in-possession financing; operate successfully under a Chapter 11 proceeding; obtain shipments and negotiate terms with vendors and service providers for current orders; fund and execute a new operating plan for the Company; attract and retain key executives and associates; meet competitive pressures which may affect the nature and viability of the Company's business strategy; generate cash flow; attract and retain customers; and manage its business notwithstanding potential adverse publicity. Certain of these as well as other risks and uncertainties are stated in more detail in the Company's Annual Report on Form 10-K and Registration Statement on Form S-3 filed under the Securities Act of 1933, Registration No. 333-57963. The Company undertakes no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

CONTACT: Thomas MacDougall, CFO of Empire of Carolina, Inc., 631-585-5400, or e-mail, tmacdougall@applesports.com